Exhibit 10.1

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

DATED OCTOBER 22, 2001

This Third Amendment to Loan and Security Agreement (the “Third Amendment”) is made as of this 1st day of December, 2003 by and between SeaChange International, Inc., a Delaware corporation with its principal place of business at 124 Acton Street, Maynard, Massachusetts (the “Borrower”) and Citizens Bank of Massachusetts, a bank with offices at 28 State Street, Boston, Massachusetts (the “Lender”) in consideration of the mutual covenants contained herein and the benefits to be derived herefrom. Unless otherwise specified, all capitalized terms shall have the same meaning herein as set forth in the Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, on October 22, 2001, the Borrower and the Lender entered into a loan arrangement (the “Loan Arrangement”) as evidenced by, amongst other documents and instruments, a certain Loan and Security Agreement as amended by a First Amendment to Loan and Security Agreement dated June 14, 2002 and a Second Amendment and Waiver to Loan and Security Agreement dated April 21, 2003 (as may be further amended from time to time, the “Agreement”) by and between the Borrower and the Lender pursuant to which the Lender agreed to provide certain financial accommodations to or for the benefit of the Borrower; and

WHEREAS, the Borrower has requested that the Lender amend certain terms and conditions of the Agreement all as set forth herein, and

WHEREAS, the Lender has agreed to so amend the Agreement provided the Borrower and the Lender entered into this Third Amendment; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Section 2 of the Agreement is hereby supplemented by adding after the phrase “any letter of credit, acceptance” the following:

“, any foreign exchange guidance line (“FX Guidance Line”), cross currency swap arrangement (“Cross Currency Swap Facilities”)

2.

Sections 5(c)(ii) and (iii) are hereby deleted in their entirety with the definition of Borrowing Base being revised to be eighty (80%) percent of the unpaid face amount of Qualified Accounts minus one hundred (100%) percent of the aggregate amount then undrawn on all letters of credit and acceptances issued pursuant to this Agreement for the account of the Borrower.

3.	Section 5(d) of the Agreement is hereby amended by deleting:

“Ten Million ($10,000,000) Dollars”

and replacing it with:

“Fifteen Million ($15,000,000) Dollars”.

4.	Section 6(vii) of the Agreement is hereby supplemented by deleting at the end of the Section the following:

“credit insurance in favor of the Bank”:

and replacing it with:

“credit insurance in favor of and acceptable to the Bank”.

5.	Section 12(c)of the Agreement is hereby amended by deleting the following:

“Within fifteen (15) calendar days after the end of each month,”

and replacing it with the following:

“Within fifteen (15) calendar days after the end of each month when any portion of the loan is outstanding and three (3) Business Days (any day other than a Saturday, Sunday, legal holiday or a day on which banks are not required or authorized by law to close in Boston, Massachusetts) prior to an advance under the loan,”

6.	Section 12(d) of the Agreement is hereby amended by deleting the following:

“Within thirty (30) calendar days after the end of each month, or on such other basis as may be reasonably requested by the Bank upon reasonable notice to the Borrower from time to time during the existence of an Event of Default,”

and replacing it with:

“As may be reasonably requested by the Bank,”

7.	Section 12(e)(i) of the Agreement is hereby amended by deleting:

“Within fifteen (15) calendar days after the end of each month,”

and replacing it with the following:

“Within fifteen (15) calendar days after the end of each calendar month when any portion of the loan is outstanding and three (3) Business Days prior to an advance under the loan,”

8.	Section 12(e)(vii) of the Amendment is hereby amended by deleting:

“sixty (60) days”

and replacing it with:

“forty-five (45) days”

9.	Sections 12(e)(viii) and 12(f) of the Agreement are each hereby deleted in their entirety.

10.	Section 12(h) of the Agreement is hereby amended by deleting:

“one hundred and five (105)”

and replacing it with:

“ninety (90)”

11.	Section 12(k) of the Agreement is hereby amended by deleting the following:

“annually if the average outstanding amount remains less than $7,500,000.00”

12.	Sections 14(a) and 14(b) of the Agreement are hereby deleted in their entirety.

13.	Section 14(c) of the Agreement is hereby amended by deleting:

“$4,000,000.00”

and replacing it with:

“$5,000,000.00”.

14.	Section 14(d) of the Agreement is hereby amended by deleting:

“1.5”

and replacing it with:

“2.0”

and revising the definition of current ratio contained therein to be calculated based upon the ratio of current assets (as defined in the Agreement) to the aggregate of: (i) current liabilities (as defined in the Agreement), plus (ii) all amounts outstanding under the line of credit established under the Agreement.

15.	Section 14(f) of the Agreement is hereby deleted and replaced with:

“(f) (Net Loss) commencing with the Borrower’s fiscal year ending January 31, 2004, permit two (2) consecutive quarterly losses”

16.	Section 14(i) is hereby amended by deleting the following:

“except for stock or stock dividends to employees of the Borrower’s New Hampshire subsidiary, SeaChange Systems, Inc.,”

17.	Section 14(o)(d) of the Agreement is hereby supplemented by adding after subparagraph (iii) the following:

“and (iv) during any period of time that the Borrower’s cash or acceptable marketable securities are less than Fifty Million ($50,000,000.00) Dollars, no acquisition shall be greater than Ten Million ($10,000,000.00) Dollars for any one transaction or Twenty-Five Million ($25,000,000.00) Dollars in the aggregate”

18.	The definitions contained in the paragraph after Section 14(o) are hereby amended by deleting the definition of EBITDA and replacing it with the following:

“For the applicable period, the net income or net loss of the Borrower for such period, less extraordinary or unusual gains (if any), plus the sum of (i) interest expense, (ii) all income taxes to any governmental body, and (iii) depreciation and amortization determined in accordance with GAAP”

19.	Section 15(a) of the Agreement is hereby supplemented by adding after “whether such agreements, instruments, or papers now exist or hereafter arise,” the following:

“including, without limitation, the FX Guidance Line and Cross Currency Swap Facilities”

20.	Section 15(a)(ix) of the Agreement is hereby supplemented by adding at the end the following:

“including, without limitation under the Borrower’s FX Guidance Line and Cross Currency SWAP Facilities with the Bank”

21.	Section 19(a) of the Agreement is hereby amended by deleting:

“October 22, 2003”

and replacing it with:

“December 1, 2005”.

and adding after the word Obligations in all places in this section the following:

“including, without limitation, the FX Guidance Line and Cross Currency Swap Facilities”

22.	The Compliance Certificate annexed to the Agreement as Exhibit 2 is hereby deleted and replaced by the attached Exhibit 2.

23.	In the event that the line of credit is terminated the Borrower shall be obligated to deliver to the Lender cash collateral for any remaining FX Guidance Line and Cross Currency Swap Facilities.

24.	The Borrower hereby agrees that the liabilities, obligations and indemnity of the Borrower under the Agreement shall be secured by any and all collateral now or hereafter granted to the Lender by the Borrower.

25.	The Borrower and each guarantor signing below hereby acknowledge and agree that the Borrower has no offsets, defenses or counterclaims against the Lender with respect to the Loan Arrangement or otherwise, and to the extent that the Borrower or guarantor has any such offsets, defenses or counterclaims against the Lender, then the Borrower and each guarantor hereby affirmatively WAIVES and RENOUNCES any such offsets, defenses or counterclaims.

26.	This Third Amendment and all other documents executed in connection herewith incorporate all discussions and negotiations between the Borrower and the Lender either expressed or implied, concerning the matters contained herein and in such other instruments, any statute, custom or use to the contrary notwithstanding. No such discussions or negotiations shall limit, modify or otherwise effect the provisions hereof. The modification amendment, or waiver of any provision of this Third Amendment, the Agreement or any provision under any other agreement or document entered into between the Borrower and the Lender shall not be effective unless executed in writing by the party to be charged with such modification, amendment or waiver, and if such party be the Lender, then by a duly authorized officer thereof.

27.	Except as specifically modified herein, the Agreement shall remain in full force and effect as originally written, and the Borrower hereby ratifies and confirms all terms and conditions contained in the Agreement.

28.	This Third Amendment shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts and shall take effect as a sealed instrument.

IN WITNESS WHEREOF, the parties hereof have set their hands and seals as of the date first written above.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ William L. Fiedler

Name: William L. Fiedler
Title: Vice President

CITIZENS BANK OF MASSACHUSETTS

By:	/s/ William Clossey

Name: William Clossey
Title: Asst. Vice President

The undersigned guarantor hereby consents to the foregoing Third Amendment and acknowledge that its guaranty remains in full force and effect and that the guarantor remains obligated thereunder.

DIGITAL VIDEO ARTS, LTD.

By:	/s/ William L. Fiedler

Name: William L. Fiedler
Title: Vice President